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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) August 11, 1997

                                    AMBI Inc.
             (Exact Name of Registrant as Specified in its Charter)

         New York                       1-12106                11-2653613
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                           Identification Number)

771 Old Saw Mill River Road, Tarrytown, New York                10591
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number including Area Code:         (914) 347-5767


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Item 2.    Acquisition of Assets

         On August 11, 1997, AMBI Inc. (the "Company") acquired the entire beneficial interest in Nutrition 21, a limited partnership, ("N21") by way of the acquisition of Selene Systems, Inc. ("Selene"), which is the general partner of N21, J. Bie Enterprises, Inc. ("J. Bie"), which is a corporate limited partner of N21, and the limited partnership interests owned by all other limited partners of N21. N21 is engaged in the business of developing, producing, and marketing proprietary nutrition products and dietary supplements. The purchase price for the acquisition was $10,000,000 (the "Cash Purchase Price"), plus 500,000 restricted shares of Common Stock of the Company, and additional cash payments which are contingent upon the achievement of certain sales levels in the next four years. The Company will also pay royalties to the sellers on sales of certain patented products. The principal sellers were Herbert and Donna Boynton. Mr. Boynton was President of Selene and Chief Executive Officer of N21, and will serve as a consultant to the Company. Prior to the closing, there were no material relationships between any of the sellers and the Company or any director or officer of the Company, or any associate or affiliate of the Company or any of its directors or officers. Part of the Cash Purchase Price was provided pursuant to a Revolving Credit and Term Loan Agreement (the "Loan Agreement") with State Street Bank and Trust Company (the "Bank") and the remainder came from internal working capital. The loans bear interest at the Bank's prime rate plus one percent and are due February 1, 1998 unless extended pursuant to certain conditions set forth in the Loan Agreement.

Item 7. Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired.

                  Financial statements of N21 will be filed within the mandated time period.

         (b)      Pro Forma Financial Information

                  Pro forma financial information will be filed within the mandated time period.

         (c)      Exhibits

                  10.1. Stock and Partnership Interest Purchase Agreement dated as of August 11, 1997, by and among the Company, Herbert and Donna Boynton, James Bie individually and as trustee of the Bie Family Trust, Selene, J. Bie, N21, and all other limited partners of N21.

                  10.2. Revolving Loan and Term Loan Agreement dated as of August 11, 1997 between the Bank as Lender and the Company and N21 as Borrowers.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMBI Inc.

                                         By:   /s/ Fredric D. Price
                                            ---------------------------
                                                  Fredric D. Price
                                         President and Chief Executive Officer

Date:  August 25, 1997

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